Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Aduro Biotech, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2019 (the “Report”), Stephen T. Isaacs, Chairman, President and Principal Executive Officer of the Company, and Jennifer Lew, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2019

/s/ Stephen T. Isaacs
Stephen T. Isaacs
Chairman, President and Chief Executive Officer

/s/ Jennifer Lew
Jennifer Lew
Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Aduro Biotech, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.